Pacific City Financial Corporation Reports Earnings of $6.5 million for Q3 2018

Los Angeles, California - October 23, 2018 - Pacific City Financial Corporation (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $6.5 million, or $0.44 per diluted common share for the third quarter of 2018, compared with $4.8 million, or $0.35 per diluted common share, in the previous quarter and $4.8 million, or $0.35 per diluted common share, in the third quarter of 2017.

During the third quarter of 2018, the Company successfully completed its initial public offering ("IPO") for net proceeds of $45.5 million and its common stock began trading on the Nasdaq Global Select Market under the symbol "PCB."

Q3 2018 Financial Highlights

•	Net income totaled $6.5 million or $0.44 per diluted common share;

•
Total assets were $1.66 billion at September 30, 2018, an increase of $44.6 million, or 2.8%, from $1.62 billion at June 30, 2018 and an increase of $221.8 million, or 15.4%, from $1.44 billion at December 31, 2017;

•
Loans held-for-investment, net of deferred costs (fees), were $1.31 billion at September 30, 2018, an increase of $54.3 million, or 4.3%, from $1.25 billion at June 30, 2018 and an increase of $119.1 million, or 10.0%, from $1.19 billion at December 31, 2017; and

•
Total deposits were $1.42 billion at September 30, 2018, a decrease of $7.7 million, or 0.5%, from $1.43 billion at June 30, 2018, but an increase of $168.2 million, or 13.4%, from $1.25 billion at December 31, 2017.

"We are pleased to announce a solid 2018 third quarter results that coincided with our successful IPO. The new capital from the IPO is providing us with strong capital ratios and a base to continue to increase the value of our franchise," stated Henry Kim, President and Chief Executive Officer. "We like the direction that our profitability measurements are headed. Our net interest margin increased to 4.17%, our efficiency ratio improved to 49.34%, and our return on average assets improved to 1.60% for the third quarter of 2018 from the prior quarter."

Financial Highlights

	Three Months Ended					Nine Months Ended
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)
($ in thousands, except per share data)	9/30/2018	6/30/2018	% Change	9/30/2017	% Change	9/30/2018	9/30/2017	% Change
Net income	$6,543	$4,762	37.4%	$4,806	36.1%	$17,569	$14,064	24.9%
Diluted earnings per common share	$0.44	$0.35	25.5%	$0.35	23.6%	$1.25	$1.04	20.3%

Net interest income	$16,716	$15,882	5.3%	$14,383	16.2%	$47,892	$40,237	19.0%
Provision for loan losses	417	425	(1.9)%	586	(28.8)%	937	114	721.9%
Noninterest income	2,580	2,273	13.5%	3,461	(25.5)%	8,215	10,532	(22.0)%
Noninterest expense	9,520	10,940	(13.0)%	8,958	6.3%	30,091	26,275	14.5%

Return on average assets (1)	1.60%	1.20%		1.38%		1.50%	1.43%
Return on average shareholders' equity (1), (2)	14.50%	12.74%		13.69%		14.85%	13.98%
Net interest margin (1)	4.17%	4.08%		4.24%		4.19%	4.20%
Efficiency ratio (3)	49.34%	60.26%		50.20%		53.63%	51.75%

	(Unaudited)	(Unaudited)				(Unaudited)
($ in thousands, except per share data)	9/30/2018	6/30/2018	% Change	12/31/2017	% Change	9/30/2017	% Change
Total assets	$1,663,787	$1,619,169	2.8%	$1,441,999	15.4%	$1,403,816	18.5%
Net loans held-for-investment	1,296,027	1,242,235	4.3%	1,177,775	10.0%	1,135,093	14.2%
Total deposits	1,419,526	1,427,245	(0.5)%	1,251,290	13.4%	1,213,274	17.0%
Book value per common share (2), (4)	$12.71	$11.27	12.7%	$10.60	19.9%	$10.48	21.3%
Tier 1 leverage ratio (consolidated)	12.59%	9.58%		10.01%		10.15%
Total shareholders' equity to total assets (2)	12.20%	9.35%		9.86%		10.01%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(4)	The ratios are calculated by dividing total shareholders' equity by the number of outstanding common shares.

Result of Operations

Net Income

Net income was $6.5 million for the three months ended September 30, 2018, an increase of $1.8 million, or 37.4%, from $4.8 million for the three months ended June 30, 2018, and an increase of $1.7 million, or 36.1%, from $4.8 million for the three months ended September 30, 2017. Diluted earnings per common share were $0.44, $0.35 and $0.35, respectively, for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017.

For the nine months ended September 30, 2018, net income was $17.6 million, an increase of $3.5 million, or 24.9%, from $14.1 million for the nine months ended September 30, 2017. Diluted earnings per common share were $1.25 and $1.04 for the nine months ended September 30, 2018 and 2017, respectively.

Net Interest Income and Net Interest Margin

Net interest income was $16.7 million for the three months ended September 30, 2018, an increase of $834 thousand, or 5.3%, from $15.9 million for the three months ended June 30, 2018, and an increase of $2.3 million, or 16.2%, from $14.4 million for the three months ended September 30, 2017.

For the nine months ended September 30, 2018, net interest income was $47.9 million, an increase of $7.7 million, or 19.0%, from $40.2 million for the nine months ended September 30, 2017. These increases were primarily due to increases in average balance and average yield of interest-earning assets, partially offset by increases in average balance and average cost of interest-bearing liabilities.

Interest income on loans was $19.7 million for the three months ended September 30, 2018, an increase of $1.1 million, or 5.9%, from $18.6 million for the three months ended June 30, 2018, and an increase of $3.7 million, or 23.1%, from $16.0 million for the three months ended September 30, 2017. For the nine months ended September 30, 2018, interest income on loans was $55.7 million, an increase of $11.1 million, or 24.8%, from $44.7 million for the nine months ended September 30, 2017. The increases were primarily due to increases in average balance and average yield of total loans (which includes both loans held-for-sale and loans held-for-investment, net of deferred cost (fees)). The increase in average yield on total loans was due to the Company's high proportion of variable rate loans that have repriced in the current rising interest rate environment. Average balance of total loans was $1.28 billion for the three months ended September 30, 2018, compared with $1.24 billion for the three months ended June 30, 2018 and $1.12 billion for the three months ended September 30, 2017, and average yield was 6.10% for the three months ended September 30, 2018 compared with 6.04% for the three months ended June 30, 2018 and 5.65% for the three months ended September 30, 2017. For the nine months ended September 30, 2018, average balance and average yield were $1.25 billion and 5.98%, respectively, compared with $1.09 billion and 5.50%, respectively, for the nine months ended September 30, 2017.

The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	(Unaudited)		(Unaudited)				(Unaudited)
	9/30/2018		6/30/2018		12/31/2017		9/30/2017
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	32.3%	5.10%	27.0%	5.08%	26.6%	5.09%	26.5%	5.09%
Variable rate loans	67.7%	6.03%	73.0%	5.84%	73.4%	5.38%	73.5%	5.14%

Interest income on investment securities was $931 thousand for the three months ended September 30, 2018, an increase of $62 thousand, or 7.1%, from $869 thousand for the three months ended June 30, 2018 and an increase of $185 thousand, or 24.8%, from $746 thousand for the three months ended September 30, 2017. For the nine months ended September 30, 2018, interest income on investment securities was $2.6 million, an increase of $806 thousand, or 43.8%, from $1.8 million for the nine months ended September 30, 2017. The increases were primarily due to increases in average balance and average yield. The increase in average yield was due to additional purchases of investment securities in the current rising rate environment. Average balance of investment securities was $154.0 million for the three months ended September 30, 2018, compared with $147.9 million for the three months ended June 30, 2018 and $140.0 million for the three months ended September 30, 2017, and average yield was 2.40% for the three months ended September 30, 2018 compared with 2.36% for the three months ended June 30, 2018 and 2.11% for the three months ended September 30, 2017. For the nine months ended September 30, 2018, average balance and average yield were $150.5 million and 2.35%, respectively, compared with $120.0 million and 2.05%, respectively, for the nine months ended September 30, 2017.

Total interest expense was $4.8 million for the three months ended September 30, 2018, an increase of $318 thousand, or 7.1%, from $4.5 million for the three months ended June 30, 2018 and an increase of $2.1 million, or 76.6%, compared with $2.7 million in the three months ended September 30, 2017. For the nine months ended September 30, 2018, total interest expense was $12.6 million, an increase of $5.4 million or 75.7%, from $7.2 million for the nine months ended September 30, 2017.
The increase compared with the three months ended June 30, 2018 was primarily due to an increase in average cost of interest-bearing liabilities, partially offset by a decrease in average balance of interest bearing liabilities. The increases compared with the three and nine months ended September 30, 2017 was primarily due to increases in both average balance and average cost of interest-bearing liabilities.

Net interest margin was 4.17% for the three months ended September 30, 2018 compared with 4.08% for the three months ended June 30, 2018, and 4.24% for the three months ended September 30, 2017. For the nine months ended September 30, 2018, net interest margin was 4.19% compared with 4.20% for the nine months ended September 30, 2017.

Provision for Loan Losses

Provision for loan losses was $417 thousand for the three months ended September 30, 2018 compared with $425 thousand for the three months ended June 30, 2018 and $586 thousand for the three months ended September 30, 2017. For the nine months ended September 30, 2018, provision for loan losses was $937 thousand compared with $114 thousand for the nine months ended September 30, 2017. The Company has recognized additional provision for loan losses primarily due to an increase in the loans held-for-investment balance. During the three months ended September 30, 2018, the Company recorded a net recovery of $58 thousand compared with a net charge-off of $175 thousand for the three months ended June 30, 2018 and a net recovery of $36 thousand for the three months ended September 30, 2017. Allowance for loan losses to total loans held-for-investment ratio was 1.00% at September 30, 2018, 1.01% at June 30, 2018, 1.03% at December 31, 2017, and 1.02% at September 30, 2017.

Noninterest Income

Noninterest income was $2.6 million for the three months ended September 30, 2018, an increase of $307 thousand, or 13.5%, from $2.3 million for the three months ended June 30, 2018, but a decrease of $881 thousand, or 25.5%, from $3.5 million for the three months ended September 30, 2017. For the nine months ended September 30, 2018, noninterest income was $8.2 million, a decrease of $2.3 million, or 22.0%, from $10.5 million for the nine months ended September 30, 2017.

The increase compared with the three months ended June 30, 2018 was primarily due to increases in gain on sale of Small Business Administration ("SBA") loans, service charges and fees on deposits and other income, partially offset by decreases in gain on sale of residential property loans and servicing income. The increase in gain on sale of SBA loans was primarily due to SBA loan sales commitments of $16.7 million that were not settled and included in loans held-for-sale at June 30, 2018, and subsequently settled during July 2018. The decrease compared with the three months ended September 30, 2017 was primarily due to decreases in gain on sale of SBA and residential property loans and servicing income, partially offset by an increase in service charges, fees on deposits and other income. The decrease compared with the nine months ended September 30, 2017 was primarily due to decreases in gain on sale of SBA loans and servicing income, partially offset by increases in gain on sale of residential property and other loans, service charges and fees on deposits, and other income.

The Company sold the guaranteed portion of SBA loans of $23.1 million, $12.6 million and $29.5 million, respectively, and residential property loans of $2.2 million, $7.5 million and $4.3 million, respectively, for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017. For the nine months ended September 30, 2018 and 2017, the Company sold the guaranteed portion of SBA loans of $65.6 million and $98.1 million, respectively, residential property loans of $10.9 million and $10.7 million, respectively, and commercial property loans of $1.1 million and none, respectively. The decreases in servicing income were due to an increase in servicing asset amortization from a higher prepayment trend, partially offset by an increase in servicing fee income resulting from an increase in the amount of loans being serviced. The increases in service charges and fees on deposits were primarily due to an increased transactions in deposits.

Noninterest Expense

Noninterest expense was $9.5 million for the three months ended September 30, 2018, a decrease of $1.4 million, or 13.0%, from $10.9 million for the three months ended June 30, 2018 and an increase of $562 thousand, or 6.3%, from $9.0 million for the three months ended September 30, 2017. For the nine months ended September 30, 2018, noninterest expense was $30.1 million, an increase of $3.8 million, or 14.5%, from $26.3 million for the nine months ended September 30, 2017.

The decrease compared with the three months ended June 30, 2018 was primarily due to decreases in salaries and employee benefits, professional fees and other expenses, partially offset by increases in data processing, loan related expense and a regulatory assessment. The decrease in salaries and employee benefits was due primarily to adjustments made to compensation related accruals of $486 thousand. The decrease in professional fees was primarily due to a true-up of expenses that are directly related to the stock offering during the three months ended September 30, 2018. The decrease in other expenses was primarily due to a one-time expense of $577 thousand incurred during the three months ended June 30, 2018 for a reimbursement for a SBA loan guarantee previously paid by the SBA on a loan originated in 2017 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty. The increases in data processing, loan related expense and regulatory assessment were primarily due to growth in operations.

The increases compared to the three and nine months ended September 30, 2017 were primarily due to growth in operations, as well additional expenses related to the listing of our shares of common stock on the Nasdaq Global Select Market, and a reimbursement paid to SBA.

Efficiency ratio was 49.34% for the three months ended September 30, 2018 compared with 60.26% for the three months ended June 30, 2018 and 50.20% for the three months ended September 30, 2017. For the nine months ended September 30, 2018, efficiency ratio was 53.63% compared with 51.75% for the nine months ended September 30, 2017.

Income Tax Provision

Effective income tax rate was 30.1% and 29.9%, respectively, for the three and nine months ended September 30, 2018 compared with 42.1% and 42.3%, respectively, for the three and nine months ended September 30, 2017. The decreases were primarily due to the enactment of H.R. 1, also known as the Tax Cuts and Jobs Act, on December 22, 2017. Beginning in 2018, H.R. 1 reduced the U.S. federal corporate tax rate from 35% to 21% and changed or limited certain tax deductions.

Balance Sheet

Total Assets

Total assets were $1.66 billion at September 30, 2018, an increase of $44.6 million, or 2.8%, from $1.62 billion at June 30, 2018, an increase of $221.8 million, or 15.4%, from $1.44 billion at December 31, 2017, and an increase of $260.0 million, or 18.5%, from $1.40 billion at September 30, 2017.

Loans

Loans held-for-investment, net of deferred costs (fees) ("total loans held-for-investment"), were $1.31 billion at September 30, 2018, an increase of $54.3 million, or 4.3%, from $1.25 billion at June 30, 2018, an increase of $119.1 million, or 10.0%, from $1.19 billion at December 31, 2017, and an increase of $162.4 million, or 14.2%, from $1.15 billion at September 30, 2017. The increase for the three months ended September 30, 2018 was primarily due to new funding of $159.2 million and advances on lines of credit of $27.2 million, partially offset by pay-downs and pay-offs of $132.2 million, and charge-offs of $45 thousand. The increase for the nine months ended September 30, 2018 was primarily due to new funding of $352.3 million and advances on lines of credit of $96.9 million, partially offset by pay-downs and pay-offs of $322.6 million and charge-offs of $480 thousand.

The following table presents a composition of total loans by loan type as of the dates indicated:

	(Unaudited)	(Unaudited)				(Unaudited)
($ in thousands)	9/30/2018	6/30/2018	% Change	12/31/2017	% Change	9/30/2017	% Change
Commercial property	$703,250	$674,599	4.2%	$662,840	6.1%	$644,954	9.0%
Residential property	215,340	197,598	9.0%	168,898	27.5%	154,812	39.1%
SBA property	126,816	133,081	(4.7)%	130,438	(2.8)%	125,010	1.4%
Construction	28,895	28,659	0.8%	23,215	24.5%	23,703	21.9%
Commercial term	96,102	80,791	19.0%	77,438	24.1%	78,659	22.2%
Commercial lines of credit	72,219	72,799	(0.8)%	60,850	18.7%	54,802	31.8%
SBA commercial term	28,312	28,276	0.1%	30,199	(6.2)%	31,283	(9.5)%
International	10,353	7,734	33.9%	1,920	439.2%	1,103	838.6%
Consumer loans	27,472	30,775	(10.7)%	33,870	(18.9)%	32,053	(14.3)%
Loans held-for-investment	1,308,759	1,254,312	4.3%	1,189,668	10.0%	1,146,379	14.2%
Deferred loan costs (fees)	365	544	(32.9)%	331	10.3%	365	—%
Total loans held-for-investment	1,309,124	1,254,856	4.3%	1,189,999	10.0%	1,146,744	14.2%
Loans held-for-sale	12,957	20,331	(36.3)%	5,297	144.6%	2,501	418.1%
Total loans	$1,322,081	$1,275,187	3.7%	$1,195,296	10.6%	$1,149,245	15.0%

Non-Performing Assets

Non-performing loans (“NPLs”) were $1.6 million at September 30, 2018, a decrease of $454 thousand, or 22.4%, from $2.0 million at June 30, 2018 and a decrease of $1.7 million, or 51.4%, from $3.2 million at December 31, 2017, but an increase of $61 thousand, or 4.0%, from $1.5 million at September 30, 2017. NPLs to total loans held-for-investment ratio was 0.12% at September 30, 2018, 0.16% at June 30, 2018, 0.27% at December 31, 2017, and 0.13% at September 30, 2017.

The Company had no other real estate owned (“OREO”) at September 30, 2018 and June 30, 2018 compared with $99 thousand at December 31, 2017 and $141 thousand at September 30, 2017.

Non-performing assets (“NPAs”), which consist of NPL and OREO, and the NPAs to total assets ratio were $1.6 million and 0.09%, respectively, at September 30, 2018, $2.0 million and 0.13%, respectively, at June 30, 2018, $3.3 million and 0.23%, respectively, at December 31, 2017, and $1.7 million and 0.12%, respectively, at September 30, 2017.

The following table presents compositions of NPLs and NPAs as of the dates indicated:

	(Unaudited)	(Unaudited)				(Unaudited)
($ in thousands)	9/30/2018	6/30/2018	% Change	12/31/2017	% Change	9/30/2017	% Change
Nonaccrual loans:
Commercial property	$234	$240	(2.5)%	$318	(26.4)%	$330	(29.1)%
Residential property	—	—	—%	730	(100.0)%	—	—%
SBA property	970	1,203	(19.4)%	1,810	(46.4)%	592	63.9%
Commercial term	—	—	—%	4	(100.0)%	118	(100.0)%
Commercial lines of credit	—	39	(100.0)%	10	(100.0)%	31	(100.0)%
SBA commercial term	254	519	(51.1)%	338	(24.9)%	414	(38.6)%
Consumer loans	114	25	356.0%	24	375.0%	26	338.5%
Total nonaccrual loans held-for-investment	1,572	2,026	(22.4)%	3,234	(51.4)%	1,511	4.0%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
NPLs	1,572	2,026	(22.4)%	3,234	(51.4)%	1,511	4.0%
OREO	—	—	—%	99	(100.0)%	141	(100.0)%
NPAs	$1,572	$2,026	(22.4)%	$3,333	(52.8)%	$1,652	(4.8)%
Loans modified as troubled debt restructurings ("TDRs"):
Accruing TDRs	$467	$453	3.1%	$592	(21.1)%	$1,676	(72.1)%
Nonaccrual TDRs	458	548	(16.4)%	1,675	(72.7)%	609	(24.8)%
Total TDRs	$925	$1,001	(7.6)%	$2,267	(59.2)%	$2,285	(59.5)%
NPLs to total loans held-for-investment	0.12%	0.16%		0.27%		0.13%
NPAs to total assets	0.09%	0.13%		0.23%		0.12%

Classified Assets

Classified loans were $6.2 million at September 30, 2018, an increase of $1.9 million, or 43.9%, from $4.3 million at June 30, 2018, an increase of $1.3 million, or 25.2%, from $5.0 million at December 31, 2017 and an increase of $418 thousand, or 7.2%, from $5.8 million at September 30, 2017. Classified assets, which consist of classified loans and OREO, and the classified assets to total assets ratios were $6.2 million and 0.37%, respectively, at September 30, 2018, $4.3 million and 0.27%, respectively, at June 30, 2018, $5.1 million and 0.35%, respectively, at December 31, 2017, and $6.0 million and 0.42%, respectively, at September 30, 2017.

Investment Securities

Total investment securities were $157.1 million at September 30, 2018, an increase of $4.6 million, or 3.0%, from $152.5 million at June 30, 2018, an increase of $6.3 million, or 4.2%, from $150.8 million at December 31, 2017 and an increase of $14.2 million, or 9.9%, from $142.9 million at September 30, 2017. The increase for the three months ended September 30, 2018 was primarily due to purchases of $12.0 million, partially offset by principal pay-downs and calls of $6.7 million, net premium amortization of $172 thousand and a decrease in fair value of securities available-for-sale of $604 thousand. The increase for the nine months ended September 30, 2018 was primarily due to purchases of $28.1 million, partially offset by principal pay-downs and calls of $18.6 million, net premium amortization of $578 thousand and a decrease in fair value of securities available-for-sale of $2.6 million.

Deposits

Total deposits were $1.42 billion at September 30, 2018, a decrease of $7.7 million, or 0.5%, from $1.43 billion at June 30, 2018, an increase of $168.2 million, or 13.4%, from $1.25 billion at December 31, 2017 and an increase of $206.3 million, or 17.0%, from $1.21 billion at September 30, 2017. The decrease for the three months ended September 30, 2018 was primarily due to closed accounts of $87.1 million and net balance decreases of $42.5 million, partially offset by new accounts of $121.9 million. The increase for the nine months ended September 30, 2018 was primarily due to new accounts of $505.3 million, partially offset by closed accounts of $255.9 million and net balance decreases of $81.2 million.

The following table presents deposit mix as of the dates indicated:

	(Unaudited)		(Unaudited)				(Unaudited)
	9/30/2018		6/30/2018		12/31/2017		9/30/2017
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$350,346	24.7%	$347,342	24.3%	$319,026	25.5%	$324,690	26.8%
Interest-bearing deposits:
NOW	11,638	0.8%	13,812	1.0%	10,324	0.8%	8,908	0.7%
Money market accounts	263,704	18.6%	259,098	18.2%	299,390	23.9%	307,046	25.3%
Savings	8,417	0.6%	9,886	0.7%	8,164	0.7%	9,250	0.8%
Time deposits under $250,000	381,870	26.9%	393,053	27.5%	295,274	23.6%	288,830	23.8%
Time deposits of $250,000 and over	256,051	18.0%	251,554	17.6%	166,612	13.3%	157,044	12.9%
State and brokered time deposits	147,500	10.4%	152,500	10.7%	152,500	12.2%	117,506	9.7%
Total interest-bearing deposits	1,069,180	75.3%	1,079,903	75.7%	932,264	74.5%	888,584	73.2%
Total deposits	$1,419,526	100.0%	$1,427,245	100.0%	$1,251,290	100.0%	$1,213,274	100.0%

Borrowings

Borrowings from Federal Home Loan Bank (“FHLB”) were $30.0 million at September 30, 2018 and June 30, 2018, and $40.0 million at December 31, 2017 and September 30, 2017. At September 30, 2018, borrowings from FHLB bore fixed interest rates with original maturity terms ranging from two to five years.

Shareholders’ Equity

Shareholders’ equity was $202.9 million at September 30, 2018, an increase of $51.5 million, or 34.0%, from $151.4 million at June 30, 2018, an increase of $60.8 million, or 42.7%, from $142.2 million at December 31, 2017 and an increase of $62.4 million, or 44.4%, from $140.5 million at September 30, 2017. The increases were primarily due to the net proceeds of $45.5 million from the completion of the Company's underwritten initial public offering as well as the exercise of the underwriters' 30-day option, which resulted an issuance of 2,508,234 shares of the Company's common stock, during the three months ended September 30, 2018.

Capital Ratios

The following table presents capital ratios for the Company and the Bank as of dates indicated:

	(Unaudited)	(Unaudited)		(Unaudited)
	9/30/2018	6/30/2018	12/31/2017	9/30/2017
Pacific City Financial Corporation
Common tier 1 capital (to risk-weighted assets)	16.08%	12.43%	12.15%	12.36%
Total capital (to risk-weighted assets)	17.12%	13.46%	13.20%	13.40%
Tier 1 capital (to risk-weighted assets)	16.08%	12.43%	12.15%	12.36%
Tier 1 capital (to average assets)	12.59%	9.58%	10.01%	10.15%
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	15.89%	12.37%	12.06%	12.28%
Total capital (to risk-weighted assets)	16.93%	13.40%	13.12%	13.32%
Tier 1 capital (to risk-weighted assets)	15.89%	12.37%	12.06%	12.28%
Tier 1 capital (to average assets)	12.45%	9.53%	9.94%	10.08%

About Pacific City Financial Corporation

Pacific City Financial Corporation is the bank holding company for Pacific City Bank, a $1.66 billion asset bank, offering a full suite of commercial banking services through its wholly owned subsidiary, Pacific City Bank, a California state chartered bank, to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

Pacific City Financial Corporation and Subsidiary
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	(Unaudited)	(Unaudited)				(Unaudited)
	9/30/2018	6/30/2018	% Change	12/31/2017	% Change	9/30/2017	% Change
Assets
Cash and due from banks	$27,532	$33,800	(18.5)%	$16,662	65.2%	$18,182	51.4%
Interest-bearing deposits in financial institutions	136,524	134,846	1.2%	56,996	139.5%	69,684	95.9%
Total cash and cash equivalents	164,056	168,646	(2.7)%	73,658	122.7%	87,866	86.7%
Securities available-for-sale, at fair value	135,089	132,106	2.3%	129,689	4.2%	123,170	9.7%
Securities held-to-maturity	21,991	20,390	7.9%	21,070	4.4%	19,720	11.5%
Total investment securities	157,080	152,496	3.0%	150,759	4.2%	142,890	9.9%
Loans held-for-sale	12,957	20,331	(36.3)%	5,297	144.6%	2,501	418.1%
Loans held-for-investment, net of deferred loan costs (fees)	1,309,124	1,254,856	4.3%	1,189,999	10.0%	1,146,744	14.2%
Allowance for loan losses	(13,097)	(12,621)	3.8%	(12,224)	7.1%	(11,651)	12.4%
Net loans held-for-investments	1,296,027	1,242,235	4.3%	1,177,775	10.0%	1,135,093	14.2%
Premises and equipment, net	4,615	4,892	(5.7)%	4,723	(2.3)%	4,734	(2.5)%
Federal Home Loan Bank and other bank stock	7,433	7,433	—%	6,589	12.8%	6,589	12.8%
Other real estate owned, net	—	—	—%	99	(100.0)%	141	(100.0)%
Deferred tax assets, net	4,209	4,360	(3.5)%	3,847	9.4%	6,540	(35.6)%
Servicing assets	8,114	8,390	(3.3)%	8,973	(9.6)%	8,939	(9.2)%
Accrued interest receivable and other assets	9,296	10,386	(10.5)%	10,279	(9.6)%	8,523	9.1%
Total assets	$1,663,787	$1,619,169	2.8%	$1,441,999	15.4%	$1,403,816	18.5%
Liabilities
Deposits:
Noninterest-bearing demand	$350,346	$347,342	0.9%	$319,026	9.8%	$324,690	7.9%
Savings, NOW and money market accounts	283,759	282,796	0.3%	317,878	(10.7)%	325,204	(12.7)%
Time deposits under $250,000	429,370	445,553	(3.6)%	347,774	23.5%	306,337	40.2%
Time deposits $250,000 and over	356,051	351,554	1.3%	266,612	33.5%	257,043	38.5%
Total deposits	1,419,526	1,427,245	(0.5)%	1,251,290	13.4%	1,213,274	17.0%
Borrowings from Federal Home Loan Bank	30,000	30,000	—%	40,000	(25.0)%	40,000	(25.0)%
Accrued interest payable and other liabilities	11,323	10,493	7.9%	8,525	32.8%	10,001	13.2%
Total liabilities	1,460,849	1,467,738	(0.5)%	1,299,815	12.4%	1,263,275	15.6%
Commitments and contingent liabilities
Shareholders' equity
Common stock	171,495	125,579	36.6%	125,430	36.7%	125,359	36.8%
Additional paid-in capital	3,158	3,206	(1.5)%	2,941	7.4%	2,785	13.4%
Retained earnings	31,325	25,258	24.0%	15,036	108.3%	12,857	143.6%
Accumulated other comprehensive loss, net	(3,040)	(2,612)	16.4%	(1,223)	148.6%	(460)	560.9%
Total shareholders’ equity	202,938	151,431	34.0%	142,184	42.7%	140,541	44.4%
Total liabilities and shareholders’ equity	$1,663,787	$1,619,169	2.8%	$1,441,999	15.4%	$1,403,816	18.5%

Outstanding common share	15,972,914	13,435,214		13,417,899		13,413,059
Book value per common share (1)	$12.71	$11.27		$10.60		$10.48
Total loan to total deposit ratio	93.14%	89.35%		95.53%		94.72%
Noninterest-bearing deposits to total deposits	24.68%	24.34%		25.50%		26.76%

(1)	The ratios are calculated by dividing total shareholders' equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.

Pacific City Financial Corporation and Subsidiary
Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)
	9/30/2018	6/30/2018	% Change	9/30/2017	% Change	9/30/2018	9/30/2017	% Change
Interest income:
Interest and fees on loans	$19,699	$18,610	5.9%	$16,000	23.1%	$55,749	$44,684	24.8%
Interest on investment securities	931	869	7.1%	746	24.8%	2,648	1,842	43.8%
Interest and dividend on other interest-earning assets	866	865	0.1%	344	151.7%	2,071	870	138.0%
Total interest income	21,496	20,344	5.7%	17,090	25.8%	60,468	47,396	27.6%
Interest expense:
Interest on deposits	4,643	4,292	8.2%	2,534	83.2%	12,101	6,983	73.3%
Interest on other borrowings	137	170	(19.4)%	173	(20.8)%	475	176	169.9%
Total interest expense	4,780	4,462	7.1%	2,707	76.6%	12,576	7,159	75.7%
Net interest income	16,716	15,882	5.3%	14,383	16.2%	47,892	40,237	19.0%
Provision for loan losses	417	425	(1.9)%	586	(28.8)%	937	114	721.9%
Net interest income after provision for loan losses	16,299	15,457	5.4%	13,797	18.1%	46,955	40,123	17.0%
Noninterest income:
Gain on sale of SBA loans	1,306	863	51.3%	2,125	(38.5)%	4,219	6,760	(37.6)%
Gain on sale of residential property loans	22	170	(87.1)%	34	(35.3)%	213	113	88.5%
Gain on sale of other loans	—	—	—%	—	—%	45	—	—%
Service charges and fees on deposits	377	376	0.3%	333	13.2%	1,102	1,020	8.0%
Servicing income	578	585	(1.2)%	674	(14.2)%	1,789	1,841	(2.8)%
Other income	297	279	6.5%	295	0.7%	847	798	6.1%
Total noninterest income	2,580	2,273	13.5%	3,461	(25.5)%	8,215	10,532	(22.0)%
Noninterest expense:
Salaries and employee benefits	5,840	6,153	(5.1)%	5,594	4.4%	18,239	16,689	9.3%
Occupancy and equipment	1,244	1,246	(0.2)%	1,073	15.9%	3,634	3,259	11.5%
Professional fees	213	988	(78.4)%	445	(52.1)%	1,724	1,341	28.6%
Marketing and business promotion	555	541	2.6%	500	11.0%	1,484	1,220	21.6%
Data processing	314	295	6.4%	276	13.8%	911	786	15.9%
Director fees and expenses	220	211	4.3%	198	11.1%	661	541	22.2%
Loan related expense	83	63	31.7%	98	(15.3)%	205	301	(31.9)%
Regulatory assessments	192	145	32.4%	108	77.8%	469	309	51.8%
Other expenses	859	1,298	(33.8)%	666	29.0%	2,764	1,829	51.1%
Total noninterest expense	9,520	10,940	(13.0)%	8,958	6.3%	30,091	26,275	14.5%
Income before income taxes	9,359	6,790	37.8%	8,300	12.8%	25,079	24,380	2.9%
Income tax expense	2,816	2,028	38.9%	3,494	(19.4)%	7,510	10,316	(27.2)%
Net income	$6,543	$4,762	37.4%	$4,806	36.1%	$17,569	$14,064	24.9%
Earnings per common share
Basic	$0.44	$0.35		$0.36		$1.27	$1.05
Diluted	$0.44	$0.35		$0.35		$1.25	$1.04
Average common shares outstanding
Basic	14,730,120	13,432,775		13,412,407		13,865,190	13,405,413
Diluted	14,924,546	13,628,677		13,544,855		14,051,561	13,530,450

Dividend paid per common share	$0.03	$0.03		$0.03		$0.09	$0.09
Return on average assets (1)	1.60%	1.20%		1.38%		1.50%	1.43%
Return on average shareholders’ equity (1), (2)	14.50%	12.74%		13.69%		14.85%	13.98%
Efficiency ratio (3)	49.34%	60.26%		50.20%		53.63%	51.75%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

Pacific City Financial Corporation and Subsidiary
Average Balance, Average Yield, and Average Rate
($ in thousands)

	Three Months Ended
	(Unaudited)			(Unaudited)			(Unaudited)
	9/30/2018			6/30/2018			9/30/2017
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,280,352	$19,699	6.10%	$1,236,075	$18,610	6.04%	$1,123,725	$16,000	5.65%
U.S. government agency securities	24,102	154	2.53%	23,212	141	2.44%	26,214	152	2.30%
Mortgage-backed securities	69,592	414	2.36%	65,708	378	2.31%	60,922	312	2.03%
Collateralized mortgage obligation	54,094	324	2.38%	52,455	309	2.36%	44,771	236	2.09%
Municipal bonds (2)	6,232	39	2.48%	6,552	41	2.51%	8,057	46	2.27%
Other interest-earning assets	156,831	866	2.19%	175,615	865	1.98%	81,222	344	1.68%
Total interest-earning assets	1,591,203	21,496	5.36%	1,559,617	20,344	5.23%	1,344,911	17,090	5.04%
Noninterest-earning assets:
Cash and cash equivalents	18,596			18,530			17,414
Allowance for loan losses	(12,774)			(12,446)			(11,327)
Other assets	26,828			27,460			28,019
Total noninterest-earning assets	32,650			33,544			34,106
Total assets	$1,623,853			$1,593,161			$1,379,017
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$269,514	834	1.23%	$279,515	773	1.11%	$322,714	842	1.04%
Savings	8,717	6	0.27%	8,739	6	0.28%	9,094	6	0.26%
Time deposits	795,202	3,803	1.90%	790,430	3,513	1.78%	538,359	1,686	1.24%
Total interest-bearing deposits	1,073,433	4,643	1.72%	1,078,684	4,292	1.60%	870,167	2,534	1.16%
Borrowings from Federal Home Loan Bank	30,000	137	1.81%	39,782	170	1.71%	40,000	173	1.72%
Total interest-bearing liabilities	1,103,433	4,780	1.72%	1,118,466	4,462	1.60%	910,167	2,707	1.18%
Noninterest-bearing liabilities
Noninterest-bearing demand	330,021			315,232			320,153
Other liabilities	11,325			9,533			9,407
Total noninterest-bearing liabilities	341,346			324,765			329,560
Total liabilities	1,444,779			1,443,231			1,239,727
Total shareholders' equity	179,074			149,930			139,290
Total liabilities and shareholders’ equity	$1,623,853			$1,593,161			$1,379,017
Net interest income		$16,716			$15,882			$14,383
Net interest spread (3)			3.64%			3.63%			3.86%
Net interest margin (4)			4.17%			4.08%			4.24%
Total deposits	$1,403,454	$4,643	1.31%	$1,393,916	$4,292	1.24%	$1,190,320	$2,534	0.84%
Total funding (5)	$1,433,454	$4,780	1.32%	$1,433,698	$4,462	1.25%	$1,230,320	$2,707	0.87%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Pacific City Financial Corporation and Subsidiary
Average Balance, Average Yield, and Average Rate (Continued)
($ in thousands)

	Nine Months Ended
	(Unaudited)			(Unaudited)
	9/30/2018			9/30/2017
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,245,551	$55,749	5.98%	$1,086,050	$44,684	5.50%
U.S. government agency securities	23,887	432	2.42%	24,569	427	2.32%
Mortgage-backed securities	67,602	1,183	2.34%	53,996	778	1.93%
Collateralized mortgage obligation	52,519	913	2.32%	32,879	495	2.01%
Municipal bonds (2)	6,454	120	2.49%	8,540	142	2.22%
Other interest-earning assets	132,483	2,071	2.09%	73,614	870	1.58%
Total interest-earning assets	1,528,496	60,468	5.29%	1,279,648	47,396	4.95%
Noninterest-earning assets:
Cash and cash equivalents	19,145			16,816
Allowance for loan losses	(12,530)			(11,357)
Other assets	27,115			27,439
Total noninterest-earning assets	33,730			32,898
Total assets	$1,562,226			$1,312,546
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$282,221	2,367	1.12%	$322,879	2,431	1.01%
Savings	8,696	18	0.28%	8,874	18	0.27%
Time deposits	747,102	9,716	1.74%	523,534	4,534	1.16%
Total interest-bearing deposits	1,038,019	12,101	1.56%	855,287	6,983	1.09%
Borrowings from Federal Home Loan Bank	36,557	475	1.74%	13,773	176	1.71%
Total interest-bearing liabilities	1,074,576	12,576	1.56%	869,060	7,159	1.10%
Noninterest-bearing liabilities
Noninterest-bearing demand	319,697			300,360
Other liabilities	9,759			8,654
Total noninterest-bearing liabilities	329,456			309,014
Total liabilities	1,404,032			1,178,074
Total shareholders' equity	158,194			134,472
Total liabilities and shareholders’ equity	$1,562,226			$1,312,546
Net interest income		$47,892			$40,237
Net interest spread (3)			3.73%			3.85%
Net interest margin (4)			4.19%			4.20%
Total deposits	$1,357,716	$12,101	1.19%	$1,155,647	$6,983	0.81%
Total funding (5)	$1,394,273	$12,576	1.21%	$1,169,420	$7,159	0.82%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.